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                                                                      EXHIBIT 23

                       [LETTERHEAD OF ARTHUR ANDERSEN LLP]



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (relating to the Non-employee Directors' Stock Option Plan) of our reports dated August 13, 1999 included or incorporated by reference in Delta Air Lines, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 30, 1999 and to all references to our firm included in this Registration Statement.




/s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia
December 3, 1999